UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street

New York, New York 10016

(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a) On June 14, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Of 43,232,652 shares of common stock issued and outstanding and eligible to vote as of the record date of April 20, 2016, a quorum of 39,850,054 shares, or 92.18% of the eligible shares, was present in person or represented by proxy.

(b) The following actions were taken at such meeting:

1. The following nominees were reelected to serve on the Company’s Board of Directors as Class 3 Directors until the Company’s 2019 annual meeting of stockholders and until their successors are duly elected and qualified, based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sharon Mates, Ph.D.	36,743,088	236,191	2,870,775
Rory B. Riggs	34,455,130	2,524,149	2,870,775
Robert L. Van Nostrand	36,897,877	81,402	2,870,775

2. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified, based on the following results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,778,615	23,587	47,852	0

3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,496,695	9,431,767	50,817	2,870,775

4. An advisory vote regarding the frequency of holding an advisory vote on the compensation of the Company’s named executive officers with the following results:

One (1) Year	Two (2) Years	Three (3) Years	Abstentions	Broker Non-Votes
35,036,960	1,196,950	664,409	80,960	2,870,775

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Vice President of Finance and Chief Financial Officer

Date: June 15, 2016